Exhibit 99.1

United States 12 Month Oil Fund, LP

Monthly Account Statement

For the Month Ended September 30, 2020

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$6,118,519
Unrealized Gain (Loss) on Market Value of Futures	(20,228,380)
Dividend Income	2,286
Interest Income	3,390
ETF Transaction Fees	1,400
Total Income (Loss)	$(14,102,785)

Expenses
General Partner Management Fees	$107,333
Professional Fees	14,188
Brokerage Commissions	3,759
Directors' Fees and insurance	1,560
NYMEX License Fee	2,684
SEC & FINRA Registration Expense	12,130
Total Expenses	$141,654
Net Income (Loss)	$(14,244,439)

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 9/1/20	$235,002,869
Withdrawals (550,000 Shares)	(8,409,736)
Net Income (Loss)	(14,244,439)

Net Asset Value End of Month	$212,348,694
Net Asset Value Per Share (14,050,000 Shares)	$15.11

To the Limited Partners of United States 12 Month Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended September 30, 2020 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States 12 Month Oil Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596